                          REGISTRATION RIGHTS AGREEMENT

      REGISTRATION RIGHTS AGREEMENT, made and effective as of the 18th day of August, 1997 (the "Effective Date"), is entered into by and between LCA-Vision Inc., a Delaware corporation (the "Company"), and Summit Technology, Inc., a Massachusetts corporation ("Summit").

      1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

      1.1. "ACQUISITION AGREEMENT" means the Acquisition Agreement of even date herewith, by and between the Company, Summit and Refractive Centers International, Inc. ("RCII").

      1.2. "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.

      1.3. "COMMON STOCK" means the Company's Common Stock, $.001 par value, as authorized on the date of this Agreement, and any other securities into which or for which any of the Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

      1.4. "EXCHANGE ACT" means the Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      1.5. "PERSON" means an individual, corporation, partnership, joint venture, limited liability company, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

      1.6 "RETAINED SHARES" means the shares of Common Stock representing Stock Consideration (as defined in the Acquisition Agreement) retained by Summit after distribution of the Distribution Shares (as defined in the Acquisition Agreement).

      1.7 "RULE 144" means Rule 144 promulgated under the Securities Act, as the same shall be in effect at the time, or any successor Rule.

      1.8. "SECURITIES ACT" means the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      1.9   "SHELF REGISTRATION STATEMENT" has the meaning set forth in
Section 4.2 hereof.

      2. TRANSFER RESTRICTIONS. Summit agrees that it shall not sell, assign or otherwise transfer any of the Retained Shares for a period of nine (9) months from the date of this Agreement. After such nine (9) month period, Summit agrees that it shall not sell, assign or otherwise transfer any of the Retained Shares except as hereinafter provided. Nothing in this Agreement shall be construed as prohibiting Summit from distributing the Distribution Shares to shareholders of Summit as contemplated under the Acquisition Agreement.

      3. DEMAND REGISTRATIONS. If, at any time on or after the date that is nine (9) months from the date hereof, Summit shall request in writing that the Company file a registration statement under the Securities Act for all or part of the shares of Common Stock held by Summit on the date of such request, the Company will use its best efforts to cause such number of shares of Common Stock as requested by Summit to be registered under the Securities Act as expeditiously as possible.

      Summit agrees that it shall provide the Company such information as the Company may reasonably request to enable the Company to comply with any applicable law or regulation or to facilitate preparation of the registration statement. The Company shall not be required to effect more than two (2) such demand registrations.

      4.    SALES OTHER THAN BY DEMAND REGISTRATIONS.

      4.1 RULE 144. If, at any time, the Company and/or Summit has not been able to engage an underwriter to sell the Retained Shares under Section 3 hereof at a price that is acceptable to Summit, or if, at any time after the date that is twenty-four (24) months from the date of this Agreement, Summit shall not have sold or otherwise transferred all of the Retained Shares, Summit shall be entitled to sell, assign or otherwise transfer the Retained Shares pursuant to the provisions of Rule 144, (to the extent the provisions of Rule 144 are available to Summit). In such event, the Company agrees to use its best efforts to facilitate and expedite transfers of the Retained Shares pursuant to Rule 144, which efforts shall include timely notice to its transfer agent to expedite such transfers of Retained Shares.

      4.2 "SHELF" REGISTRATIONS. (a) If the provisions of subsection (k) of Rule 144 are not available to Summit at any time that Summit is entitled hereunder to transfer the Retained Shares pursuant to Section 4.1 hereof, the Company shall, upon written request of Summit, as expeditiously as possible, use its best efforts to effect one or more so-called "shelf" qualifications and registrations (collectively the "Shelf Registration Statement") on the appropriate form for an offering to be made on a continuous basis under Rule 415 promulgated under the Securities Act (or any successor rule or similar provision then in effect) covering all or such portion of the Retained Shares as Summit shall specify.

      (b) The Company shall, from time to time, upon written request of Summit, prepare and file with the Commission such prospectus supplements and/or amendments to the Shelf Registration Statements with respect to all or such portion of the Retained Shares that Summit may determine to sell or transfer under the Shelf Registration Statements (each, a "Take Down") and shall comply with the provisions of the Securities Act and all rules thereunder applicable to the Company, and shall otherwise cooperate with Summit, with respect to the disposition of all Retained Shares covered by such Shelf Registration Statement during the applicable period in accordance with the intended methods of disposition of the Retained Shares by Summit set forth in such Shelf Registration Statement or amendment thereto or such prospectus or supplement thereto, until all of the Retained Shares so registered shall have been sold or transferred.


      5. EFFECTIVENESS OF REGISTRATION STATEMENTS. The Company will use its best efforts to maintain the effectiveness of any registration statement (including any Shelf Registration Statement) pursuant to which any of the Retained Shares are being offered until the completion by the underwriters of the distribution pursuant to such registration statement and the sale by Summit of all of the shares of Common Stock registered pursuant to its request under
Section 3 or 4 hereof, and from time to time will amend or supplement such registration statement, and shall cause the prospectus included in any Shelf Registration Statement to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, in each case to the extent necessary to comply with the Securities Act and rules promulgated thereunder and any applicable state securities statute or regulation. The Company will also provide Summit with as many copies of the prospectus and prospectus supplements contained in any such registration statement as Summit may reasonably request.


      6.    RIGHT OF FIRST OFFER UPON SALE FOR CASH.

            (a) Notwithstanding the provision of Sections 3 and 4 hereof, if at any time during the term of this Agreement Summit wishes to sell for cash all or any part of the Retained Shares, Summit shall submit a written offer (the "Offer") to sell such shares (the "Offered Shares") to LCA. The Offer shall contain (a) the number of Offered Shares, (b) the price at which the Offered Shares are offered, which shall be the greater of (i) the average closing price during the thirty (30) day period preceding the date of the Offer less any commissions that would be applicable if Summit were to sell the Offered Shares through a broker or placement agent and
      (ii) any BONA FIDE offer received by Summit for the Offered Shares from another party within such 30 day period, (c) the proposed closing date for the sale and purchase of the Offered Shares and (d) such other terms and conditions as Summit shall deem relevant.

            This section shall not apply to any sale or other transfer by Summit of all or any part of the Retained Shares for any non-cash consideration, including without limitation, any stock swap. Summit shall give the Company twenty-one (21) days' notice of any such non-cash transaction.

            (b) If the Company desires to purchase the Offered Shares on the terms and conditions in the Offer, it shall so notify Summit within fifteen (15) days after submission of the Offer, and such notice, together with the Offer, shall constitute a binding and enforceable agreement for the sale and purchase of the Offered Shares on the terms set forth in the Offer. If the Company fails to respond within such time period, or declines to purchase the Offered Shares, Summit shall be free to dispose of the Offered Shares in any manner it deems appropriate, consistent with the other provisions of this Agreement or any other agreement Summit has with the Company.


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



            (c) The foregoing rights of first offer shall be operative only if they can be offered and exercised in compliance with all applicable federal and state securities laws.

      7.    INDEMNIFICATION OF SUMMIT.

      7.1. In the event that the Company registers any shares of Common Stock under the Securities Act, whether pursuant to this Agreement or the Acquisition Agreement, the Company will, to the extent permitted by law, indemnify and hold harmless Summit, (including its officers, directors, affiliates and partners), each Selling Shareholder (as defined in the Acquisition Agreement) and each Person, if any, who controls Summit or such Selling Shareholder within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages, expenses (including reasonable attorneys' fees and expenses) or liabilities joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse Summit, each Selling Shareholder and each such controlling Person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, including but not limited to any losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any filing with any state securities commission or agency, in any preliminary or amended preliminary prospectus or in the final prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws or regulations applicable to the Company and relating to action or inaction required of the Company in connection with such registration, unless such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or amended preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by Summit, any Selling Shareholder or any such controlling Person, as the case may be, expressly for use therein.

      7.2. Promptly after receipt by Summit, a Selling Shareholder or any controlling Person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, Summit, such Selling Shareholder or such controlling Person, as the case may be, will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to Summit, such Selling Shareholder or such controlling Person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. Summit, such Selling Shareholder or any such controlling Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized by the Company. The Company shall not be liable to indemnify any Person for any settlement of any such


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



action effected without the Company's consent (which consent shall not be unreasonably withheld or delayed). The Company shall not, except with the approval of each party being indemnified under this Section, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

      7.3. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which Summit, a Selling Shareholder or any controlling Person of Summit, makes a claim for indemnification pursuant to this Section but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section provides for indemnification in such case, then the Company and Summit, such Selling Shareholder or such controlling Person, as the case may be, will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of Summit, such Selling Shareholder or controlling Person on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Summit, such Selling Shareholder or controlling Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by Summit, such Selling Shareholder or controlling Person on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) Summit, such Selling Shareholder or controlling Person shall not be required to contribute any amount in excess of the public offering price of all such shares of Common Stock offered by it pursuant to such registration statement; and (B) no Person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

      8.    INDEMNIFICATION OF COMPANY.

      8.1. In the event that the Company registers any of the Common Stock under the Securities Act at the request of Summit pursuant to Section 3 of this Agreement, Summit, to the extent permitted by law, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed or otherwise participated in the preparation of the registration statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer or controlling Person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such loses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any filing with any state securities commission or agency, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by Summit expressly for use therein; PROVIDED, HOWEVER, that Summit's obligations hereunder shall be limited to an amount equal to the proceeds received by Summit of the shares of Common Stock sold in such registration.

      8.2. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against Summit, the Company will notify Summit in writing of the commencement thereof, and Summit shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against Summit.

      8.3. The Company and each such director, officer or controlling Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of Summit unless employment of such counsel has been specifically authorized by Summit. Summit shall not be liable to indemnify any Person for any settlement of any such action effected without Summit's consent (which consent shall not be unreasonably withheld or delayed).

      9. DAMAGES. The Company recognizes and agrees that Summit will not have an adequate remedy if the Company fails to comply with this Agreement and that damages may not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by Summit or any other Person entitled to the benefits of this Agreement requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

      10. FURTHER OBLIGATIONS OF THE COMPANY. Whenever under the preceding Sections of this Agreement, the Company is required hereunder to register shares of Common Stock, it agrees that it shall also do the following:

      10.1 Within 60 days of any request hereunder, file with the Commission a registration statement, in form and substance required by the Securities Act, with respect to such Common Stock and use its best efforts to cause that registration statement to become effective;

      10.2 As expeditiously as reasonably possible, furnish to Summit, such reasonable number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement, including each preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents Summit may reasonably request in order to facilitate the public sale or other disposition of the Common Stock owned by it;

      10.3 After the filing of the registration statement, promptly notify Summit of any stop order issued or, to the knowledge of the Company, threatened to be issued by the Commission and use all commercially reasonable efforts to prevent the entry of such stop order or to remove it if entered;

      10.4 Enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature;

      10.5. Furnish to Summit such copies of each preliminary and final prospectus and such other documents as Summit may reasonably request to facilitate the public offering of shares of Common Stock held by Summit;

      10.6. Use its best efforts to register or qualify the Common Stock covered by said registration statement under the applicable securities or "blue sky" laws of such jurisdictions as Summit may reasonably request;

      10.7 Cooperate with Summit in taking all action in connection with completing the public offering of Common Stock, including but not limited to hiring, at the expense of the Company, investment bankers acceptable to Summit to, among other things, execute an institutional investor "roadshow", sell the Common Stock in the offering, make a market in the Common Stock, and provide research coverage on the Company;

      10.8. Furnish to Summit a "signed counterpart" of:

            (a) an opinion of counsel for the Company, dated the effective date of the registration statement, and

            (b) "comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and tin the case of the accountants' "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities, in each case to the extent that the Company is required to deliver or cause the delivery of such opinion or "comfort" letters to the underwriters in an underwritten public offering of securities;

      10.9 As promptly as practicable, notify Summit, at any time when a prospectus relating to the sale of the Common Stock is required by law to be delivered in connection with sales by an underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the registered Common Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as promptly as practicable make available to Summit and to the underwriters any such supplement or prospectus;

      10.10. Permit Summit and its counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them;

      10.11. Furnish to Summit a copy of all documents filed and all correspondence from or to the Commission in connection with any such offering of securities;

      10.12. Use its best efforts to insure the obtaining of all necessary approvals from the National Association of Securities Dealers, Inc.; and

      10.13. Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement filed in connection with the consummation of the Acquisition Agreement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

      11. EXPENSES. The Company shall bear all costs and expenses of each registration under this Agreement, including, but not limited to, printing, legal and accounting expenses, Securities and Exchange Commission and National Association of Securities Dealers, Inc. filing fees and expenses, and "blue sky" fees and expenses and the reasonable expenses of Summit in connection with the registration of its shares of Common Stock; PROVIDED, HOWEVER, that Summit shall bear the expenses of any underwriter's fees, commissions or discounts in connection with such registrations, and that the Company and Summit shall share the costs of any accountant's "comfort letters" obtained in connection with any Take Downs under a Shelf Registration Statement pursuant to Section 4.2 hereof.

      The Company shall also pay all expenses in connection with any registration initiated pursuant to this Agreement which is withdrawn, delayed or abandoned at the request of the Company, unless such registration is withdrawn, delayed or abandoned solely because of any actions of Summit.

      12. DELAY OF REGISTRATION. For a period not to exceed 90 days, the Company shall not be obligated to prepare and file, or prevented from delaying or abandoning, a registration statement pursuant to this Agreement at any time when the Company, in its good faith judgment with advice of counsel (as certified by an officer of the Company in a certificate delivered to Summit) reasonably believes:

      12.1. That the filing thereof at the time requested, or the offering of Common Stock pursuant thereto, would materially and adversely affect (a) a pending or scheduled public offering of the Company's securities, (b) an acquisition, merger, recapitalization,


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



consolidation, reorganization or similar transaction by or of the Company, (c) preexisting and continuing negotiations, discussions or pending proposals with respect to any of the foregoing transactions, (d) the financial condition of the Company in view of the disclosure of any pending or threatened litigation, claim, assessment or governmental investigation which may be required thereby or any other material Company matter; and

      12.2. That the failure to disclose any material information with respect to the foregoing would cause a violation of the Securities Act or the Exchange Act.

            The Company may exercise its rights under this Section only once during any twelve (12) month period.

      13. APPROVAL OF UNDERWRITER. Any managing underwriter engaged by the Company in any registration made pursuant under this Agreement shall require the approval in writing of Summit and the consent of the Company, which consent shall not be unreasonably withheld.

      14. NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      15. AMENDMENTS, WAIVERS AND CONSENTS. Except as hereinafter provided, changes in or additions to this Agreement may be made, termination of this Agreement, and compliance with any covenant or provision set forth herein may be omitted or waived, if consented to in writing by the Company and Summit. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      16. ADDRESSES FOR NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, telegraphed or delivered to each party at the address set forth in below or at such other address as to which such party may inform the other parties in writing in compliance with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed (which mailing must be accomplished by first class mail, postage prepaid; electronic facsimile transmission; express overnight courier service; or registered mail, return receipt requested) or telegraphed, and shall be considered to be delivered three (3) days after dispatch.

      If to Summit:

            Summit Technology, Inc.
            21 Hickory Drive
            Waltham, MA  02154
            Attn:  Chief Executive Officer


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



      with a copy to:

            Goldstein & Manello, P.C.
            265 Franklin Street
            Boston, MA  02110
            Attn:  Lauren Jennings, Esq.

      If to the Company:

            LCA-Vision Inc.
            7840 Montgomery Road
            Cincinnati, Ohio  45236
            Attn:  President

      with a copy to:

            Dinsmore & Shohl, L.L.P.
            1900 Chemed Center
            255 East Fifth Street
            Cincinnati, Ohio  45202-3172
            Attn:  Charles F. Hertlein, Jr., Esq.

      17. BINDING EFFECT, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and Summit and their respective successors and assigns, except that the Company shall not have the right to delegate its obligations hereunder or to assign its rights hereunder or any interest herein without the prior written consent of Summit.

      18. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, and without giving effect to choice of laws provisions.

      19. HEADINGS. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      20. COUNTERPARTS. This Agreement may be executed in one or more of counterparts, all of which taken together shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing any such counterpart.

      21. TERM. This Agreement shall remain in full force and effect until all of the Retained Shares shall have been sold hereunder; provided that the provisions of Section 7 and 8 hereof shall survive any termination of this Agreement.

      22. FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of Summit or the Company, the Company and Summit shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under seal as of the date set forth in the first paragraph hereof.


                                          LCA-VISION INC.



                                          By: /s/Stephen N. Joffe
                                              _______________________
                                              Stephen N. Joffe
                                              President




                                          SUMMIT TECHNOLOGY, INC.



                                          By: /s/Robert J. Palmisano
                                              _______________________
                                              Robert J. Palmisano
                                              Chief Executive Officer



                                      -11-